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                                                                     EXHIBIT 4.1



                  See Reverse Side for Restrictions on Transfer


                                    DELAWARE




001                                                                      1,000


                              DEAN HOLDING COMPANY

                                  Common Stock
                            $.01 Par Value Per Share


                             Dean Foods Corporation

                              One Thousand (1,000)







                                                          December          01



Michelle P. Goolsby, President              Lisa N. Tyson, Assistant Secretary


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         THE SHARES OF STOCK OF THIS CORPORATION REPRESENTED BY THIS CERTIFICATE
         HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THE HOLDER HEREOF CANNOT MAKE ANY
         SALE, ASSIGNMENT, OR OTHER TRANSFER OF SUCH STOCK WITHOUT REGISTRATION UNDER OR EXEMPTION FROM SUCH ACTS OR LAWS. THE CORPORATION MAY REQUIRE EVIDENCE OF SUCH REGISTRATION OR EXEMPTION PRIOR TO ANY SUCH TRANSFER.




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                                            001

       (1,000)             One Thousand

                      Dean Foods Corporation







                      December                                            2001